Bill of Sale
Workover Rig/ Pulling Unit

Ricardo Hsu, an individual,  1399 Dearborn St., Corona CA 92880 (“Seller”) agrees to sell to Saga Energy Inc., a Florida company, having its principle office at 1509 East Chapman Ave., Orange, CA 92866 (“Buyer”) the following workover rig: Cardwell A150 Pulling Unit, Year: 1985, Model: DC9364B, VIN: 1WBRDCJF2BU093083 (“Workover Rig”) located in Creek County, Oklahoma, pursuant to the following terms:

The date of the sale of the Workover Rig is November 8, 2011.

Seller agrees to sell the abovementioned Workover Rig to Buyer for a total purchase price of Fifty Thousand US Dollars ($50,000.00). In exchange for the Workover Rig, the Buyer will pay Seller the total purchase price of the Workover Rig on the date of the sale by wire transferring the funds to Seller’s bank account. [Exhibit 1 (wiring information) attached hereto.]

Upon receipt of full payment as provided above, the Seller shall grant, sell and transfer full ownership of this Workover Rig to the Buyer. The Seller agrees to deliver the Workover Rig to the Buyer with a clear title. The Seller warrants he is the sole and lawful owner of the Workover Rig. The Seller further warrants that that there are no liens, or encumbrances on or against the Workover Rig or any part thereof.

The Workover Rig is being sold “As Is” and the Seller makes no express of implied warranties as to the condition or performance of the Workover Rig. The Buyer accepts full liability for the Workover Rig, damages, and any third party liability incurred from the Workover Rig use from the date of sale.

The Seller agrees to relinquish a properly executed title to the Buyer immediately upon receipt of $50,000 payment.

In Witness Whereof, the Parties hereto have executed this Agreement as of the 8th  day of November, 2011.

Seller                                                                                     Buyer

/s/ Ricardo Hsu Ricardo Hsu	/s/ Ilyas Chaudhary Saga Energy, Inc. Ilyas Chaudhary President

Exhibit 1

Seller’s Wiring Instructions